EXHIBIT 99.1








                                    AGREEMENT

                               AND PLAN OF MERGER

                                   Dated as of

                                 August 14, 1996

                                      Among


                           De Tomaso Industries, Inc.

                            The Carey Winston Company

                                       and

                              DTI Acquisition Corp.

                                   AGREEMENT

                              AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 14, 1996, by and among De Tomaso Industries, Inc., a Maryland corporation ("DTI"), The Carey Winston Company, a Delaware corporation ("CW"), and DTI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of DTI (the "Subsidiary").

      WHEREAS, the respective Boards of Directors of DTI, the Subsidiary and CW, and the sole stockholder of the Subsidiary, have approved the merger (the "Merger") of the Subsidiary with and into CW upon the terms and subject to the conditions set forth herein, as a result of which CW will become a wholly owned subsidiary of DTI and the stockholders of CW (the "Stockholders") will be entitled to receive the consideration provided in this Agreement;
      WHEREAS, this Agreement constitutes a plan of reorganization pursuant to
Section 368(a)(2)(e) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

      1.1 Surviving Corporation. In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "GCL"), at the Effective Time (as defined in Section 1.5), upon the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein, the Subsidiary shall be merged with and into CW and CW shall be the surviving corporation (sometimes hereinafter called the "Surviving Corporation") in the Merger and continue its corporate existence under the laws of the State of Delaware. At the Effective Time the separate existence of the Subsidiary shall cease.

      1.2 Certificate of Incorporation. The Certificate of Incorporation of the Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

      1.3 By-Laws. The By-Laws of the Subsidiary as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

      1.4 Directors and Officers. The directors of the Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his successor is duly elected and qualified. The officers of the Surviving Corporation at the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his successor is duly elected and qualified.

      1.5 Effective Time. The Merger shall become effective at the time of filing of a properly executed certificate of merger (the "Certificate of Merger") on behalf of CW and the Subsidiary with the Secretary of State of the State of Delaware in accordance with the GCL. The



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

Certificate of Merger shall be filed simultaneously with the Closing provided for in Section 2.1 hereof. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

      1.6 Effects of the Merger. The Merger shall have the effects set forth in the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of CW and the Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of CW and the Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

      1.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Subsidiary acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Subsidiary and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Subsidiary or otherwise to take any and all such actions.

      1.8   Conversion of CW Common Stock.



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            (a) Subject to Section 1.9 in respect of Dissenting Shares, the shares of Voting Common Stock, $.17 par value per share and Non-Voting Common Stock, $.01 per share, of CW (together the "CW Shares") owned by each Stockholder issued and outstanding immediately prior to the Effective Time, including for purposes hereof all CW Shares which may be issued pursuant to options, convertible securities, agreements, etc. as set forth in Schedule 4.3, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of shares of DTI Common Stock, par value $2.50 per share ("DTI Merger Shares"), (rounded up or down to the nearest whole number or, in the case of .5 to the nearest odd number) as is equal to the product of (i) 723,809 DTI Merger Shares, subject to adjustment as provided in Sections 1.8(c) and (d) below, multiplied by (ii) a fraction, the numerator of which is the number of CW Shares owned by such Stockholder immediately prior to the Effective Time and the denominator of which is the then total number of outstanding CW Shares, provided, however, that for purposes of this Agreement (and subject to adjustment in accordance with Section 1.8(d) below), the DTI Merger Shares shall be deemed to have an aggregate value of $7,600,000 and any Stockholder who does not assert appraisal rights (as described in Section 1.9) may elect (the "Cash Election Right"), by irrevocable notice given to CW by each such Stockholder (a copy of which shall be given to DTI), to receive $10.50 cash (the "Merger Cash") in lieu of each DTI Merger Share which such Stockholder would have otherwise received hereunder, which notice shall be given not later than fifteen (15) days prior to the Closing, provided further that in no event shall DTI be required to pay more than $1,520,000 of Merger Cash (reduced by the amount of cash,



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if any, required pursuant to Section 1.9(a) below), and if the Stockholders in the aggregate elect to receive more than $1,520,000 of Merger Cash (reduced by the amount of cash, if any, required pursuant to Section 1.9(a) below), then the cash for each such cash electing Stockholder shall be reduced pro rata. CW shall certify to DTI the amount of Merger Cash and the number of DTI Merger Shares to be issued to each CW Stockholder (the DTI Merger Shares plus the amount of Merger Cash, is collectively referred to herein as the "Merger Consideration"). Subject to the Cash Election Right, no Stockholder has received or will receive, directly or indirectly, from DTI any consideration other than the DTI Merger Shares to induce or cause such Stockholder to sell the CW Shares pursuant to this Agreement, and DTI has not agreed to assume, nor will it assume, any expense or other liability, whether fixed or contingent, of any Stockholder, nor has it acquired or agreed to acquire any property subject to such liability.

            (b) Each CW Share held in CW's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and returned to the status of authorized but unissued common stock, without any conversion thereof.

            (c) If, during the 20 trading day period following the effective date of the "DTI Public Offering" (as defined in Section 2.1), the average closing price of DTI Common Stock as reported in the NASDAQ NMS or the NASDAQ Small Capitalization Market (the "Average Closing Price") is less than $10.50 per share, then the total number of DTI Merger Shares to be issued pursuant to the Merger shall be increased to such number as is equal to $7,600,000 (subject to adjustment in accordance with Section 1.8(d) below) divided by the Average Closing Price, rounded to the nearest whole number.

            (d) If, prior to the Effective Time, CW shall consummate any acquisition which is approved in writing by DTI, and if the consideration for such acquisition includes the issue of CW Shares (an "Approved Stock Deal") then
(i) the Merger Consideration shall be increased by




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

the value of the purchase price attributed to the CW Shares issued in the Approved Stock Deal, (ii) the total number of DTI Merger Shares to be issued pursuant to the Merger shall be increased to such number as is equal to the sum of (x) $7,600,000 plus (y) the purchase price so attributed to the CW Shares so issued, divided by the lesser of $10.50 or the Average Closing Price, and (iii) the term "CW Shares" as used in this Agreement shall include the CW Shares so issued, provided that if any Stockholder exercises the Cash Election Right, then the maximum amount of the Merger Cash shall be increased from $1,520,000 by adding thereto twenty percent (20%) of the purchase price attributed to the CW Shares issued in the Approved Stock Deal (and such increased amount shall be reduced by the amount of cash, if any, required pursuant to Section 1.9(a) below), and the number of DTI Merger Shares which would have resulted in the absence of such Cash Election Right shall be reduced by the amount of the Merger Consideration represented by such increase in Merger Cash.

            (e) Any cash and promissory notes received by CW prior to Closing from issuance of CW Shares to optionees holding options previously granted by CW, as listed in Schedule 4.3(a) hereof, will become (and will remain) assets of the Surviving Corporation after Closing, and CW shall cause any Merger Consideration received by each of such optionees under this Agreement to be pledged to secure the payment of each such optionee's promissory note. The two
(2) optionees holding options previously granted by CW, as listed in Schedule 4.3(b) hereof, will be "rolled over" tax free if such roll over can be accomplished without impact on the earnings of CW or DTI as a result of such roll over (or otherwise assumed by DTI) into comparably-valued DTI options or, if not, such options shall be cancelled and DTI and CW shall use their best efforts to determine what other consideration shall be given by DTI to such optionees. The option




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

previously granted by CW, as listed in Schedule 4.3(c) hereof, will be waived by the optionee in all respects at Closing, in consideration of the Surviving Corporation's full cancellation of such optionee's note/account payable due to the Surviving Corporation in the amount indicated in Schedule 4.3(c). CW shall cause the options previously granted by CW, as listed in Schedule 4.3(d) hereof, to be exercised at Closing, and the resulting number of DTI Merger Shares, determined in accordance with Section 1.8, shall be registered in the name of "Christopher Sanger, Trustee for [name of former optionee]". Christopher Sanger shall thereafter cause such DTI Merger Shares to be re-registered in each such former optionee's own name, in such amounts and at such times as each such optionee shall thereafter become entitled, under this terms of his existing option with CW. Notwithstanding anything to the contrary contained herein, none of the transactions referred to in this Section 1.8(e) shall result in any change in the amount of Merger Consideration payable under this Agreement.

      1.9   Dissenting Shares.

            (a) For purposes of this Agreement, "Dissenting Shares" means CW Shares held as of the Effective Time by a Stockholder who has not voted such CW Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the GCL Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration, unless such Stockholder shall have forfeited his right to appraisal under the GCL or withdrawn, with the consent of CW, his demand for appraisal, and the amount of Merger Cash to be paid hereunder (in the aggregate) and the Merger Consideration shall be reduced by the amount of Merger Consideration which such




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

Dissenting Shares would have been entitled to receive pursuant to the Merger had they not been Dissenting Shares. If such Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such CW Shares pursuant to Section 1.8(a).

            (b) CW shall give DTI (i) prompt notice of any written demands for appraisal of any CW Shares, withdrawals of such demands, and any other instruments that relate to such demands received by CW and (ii) the opportunity to direct all negotiations and proceedings with respect to any demands for appraisal under the GCL. CW shall not, except with the prior written consent of DTI make any payment with respect to any demands for appraisal of CW Shares or offer to settle or settle any such demands.

            (c) In no event shall DTI or Subsidiary be obligated to close the transactions contemplated hereby if the holders of more than an acceptable number of the outstanding shares of CW Common Stock (as determined by DTI in its reasonably exercised sole judgment) demand and perfect appraisal rights, unless same are forfeited or withdrawn as of the Effective Time.

      1.10 Subsidiary Common Stock. Each share of common stock, par value $.01 per share of the Subsidiary (the "Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of common stock, $.50 par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Time each outstanding certificate theretofore representing shares of the Subsidiary Common Stock shall be deemed for all purposes




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

to evidence ownership of and to represent the number of shares of the Surviving Corporation Common Stock into which such shares of the Subsidiary Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to DTI a stock certificate or certificates representing all such shares of the Surviving Corporation Common Stock, and the certificate or certificates that formerly represented shares of the Subsidiary Common Stock shall be canceled.

                                  ARTICLE II
                                  THE CLOSING

      2.1 Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022 on (i) the 35th day following the closing of a registered public offering of shares of DTI common stock (the "DTI Public Offering") resulting in proceeds to DTI, after underwriting discounts and commissions, of not less than $15,000,000, which offering DTI shall use its good faith efforts to consummate, or (ii) such earlier date as CW and DTI shall mutually determine. The date of the Closing is hereinafter sometimes referred to as the "Closing Date."

      2.2 Certificate of Merger. At the Closing and, as a condition to the obligation of all parties hereto, CW and the Subsidiary shall execute a Certificate of Merger and cause same to be filed and recorded with the Secretary of State of the State of Delaware in accordance with the GCL.




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

                                  ARTICLE III
                      RELATED AGREEMENTS AND TRANSACTIONS

      3.1 Escrow. At the Closing, DTI, CW, such party as the Stockholders shall designate to serve as their agent and an escrow agent shall enter into an escrow agreement (the "Escrow Agreement"), in the form of Exhibit A hereto, pursuant to which twenty-five percent (25%) of the Merger Consideration, but consisting solely of DTI Merger Shares, shall be delivered to the Escrow Agent, to be held in escrow in accordance with the terms of the Escrow Agreement.

      3.2   DTI Loan.

            (a) DTI shall lend to CW up to $2,000,000 (the "DTI Loan"), of which $1,000,000 shall be advanced within three (3) days of execution hereof (or as otherwise provided in an escrow letter agreement (the "Escrow Letter") between DTI and CW dated the date hereof) and $1,000,000 (the "Drawdown Loan") shall be advanced in multiples of $100,000 each, by notice of drawdown given to DTI at any time after October 15, 1996, with funding thereof to occur within five (5) business days following receipt of notice of each such drawdown.

            (b) Such indebtedness shall be evidenced by CW's promissory note (the "Note"), the form of which Note is attached as Exhibit B. The Note shall be dated and delivered on the date hereof or as otherwise provided in the Escrow Letter and the proceeds thereof shall be used only for general working capital purposes, for acquisitions of businesses approved by DTI and for payment of up to $550,000 of accrued compensation to employees of CW.

            (c) If all or any portion of the DTI Loan is not funded when and as required by Section 3.2(a), then in addition to the interest rate reduction provided for in the Note, CW may, by notice given at any time prior to DTI funding such portion, notify DTI that CW has



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elected to terminate this Agreement, whereupon the parties shall have no further rights, liabilities and obligations under this Agreement, except that the Note and CW's obligations thereunder shall continue in full force and effect. The
Note shall be subordinated in right of payment to certain institutional indebtedness of CW, as provided in the Note.

      3.3 Employment Agreements. Each of the CW employees set forth in Schedule
3.3 and the Surviving Corporation shall, at the Closing, enter into Employment Agreements, the form of which is annexed hereto as Exhibit C.

      3.4 Employee Stock Options. At the Effective Time, the CW employees and other persons listed on Schedule 3.4 hereto shall receive options to purchase an aggregate of 800,000 shares of DTI common stock under the DTI 1995 Non-Qualified Stock Option Plan (the "DTI Plan") at an exercise price equal to the greater of $12.26 per share or the closing price for DTI Common Stock on the Closing Date as reported in the NASDAQ NMS or the NASDAQ Small Capitalization Market. The specific terms of such DTI options and the number of options for each such employee or other person shall be those specified on Schedule 3.4 hereto, and such options shall be in all respects subject to the terms and conditions of the DTI Plan and the separate award agreements with respect thereto. In addition to the foregoing, DTI shall, prior to the Closing, create and adopt an option plan which provides for the annual granting of options, at prices not to exceed the then applicable closing price for DTI Common Stock, based on profitability and/or independent contractor agents' production levels.



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

      3.5   Taxes.

            Treatment as Reorganization. The parties hereto (i) recognize that the transaction contemplated by this Agreement is intended to qualify as a reorganization within the meaning of Section 368(a)(2)(e) of the Code; (ii) agree to so treat the transaction and to refrain from taking any action which will cause the transaction not to so qualify; and (iii) agree to execute any other and further documentation as CW's or DTI's counsel may deem reasonably appropriate to accomplish and perfect such qualification.

                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF CW

      CW represents and warrants to DTI as follows:

      4.1 Corporate Organization; Etc. CW and each subsidiary, partnership, limited liability company or other entity in which CW has a controlling equity interest (collectively with CW, the "CW Companies") is a corporation or organization duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has full corporate, partnership or other similar power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. Except as set forth on Schedule 4.1, each of the CW Companies is duly qualified or licensed to do business as a foreign corporation or entity in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification. Schedule 4.1 lists all of the jurisdictions where the CW Companies are qualified to do business. The copies of the Certificate of Incorporation, By-laws and Organizational Documents of the CW Companies heretofore delivered



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to DTI, are complete and correct copies of such instruments as presently in effect. The copies of the corporate minutes or records of corporate action or other similar organization action of the CW Companies and stock transfer books or records of the CW Companies to be delivered or made available to DTI prior to the Closing will be accurate and complete copies of such minutes, records and stock transfers and such minutes, records and transfer books will reflect in all material respects the corporate or other organization actions of their respective board of directors, stockholders and equity owners and will be accurate and complete.

      4.2 Authorization. Etc. CW has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of CW has taken and the Stockholders of CW will have taken on or before the Closing, all action required by law, its Certificate of Incorporation or By-Laws to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and subject to obtaining such stockholder approval, this Agreement is a valid and binding agreement of CW enforceable in accordance with its terms.

      4.3 Capitalization. As of the date of this Agreement, the authorized capital stock of CW is as described in Schedule 4.3. Except as set forth in
Schedule 4.3, all issued and outstanding shares of capital stock of CW are validly issued, fully paid (in cash or by promissory note) and nonassessable; and are all owned beneficially and of record by those stockholders in the amounts set forth on Schedule 4.3, except that shares described as owned of record by the CW Employee Stock Ownership Trust are beneficially owned by the beneficiaries of such Trust. Except as set forth on Schedule 4.3, as of the date of this Agreement, there are no outstanding (a) securities convertible into, exchangeable for or evidencing the right to purchase any shares of



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capital stock of any of the CW Companies; (b) options, warrants, calls or other rights to purchase or subscribe to capital stock of any of the CW Companies or securities convertible into, exchangeable for or evidencing the right to purchase, any shares of capital stock of any of the CW Companies; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any shares of capital stock of any of the CW Companies, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

      4.4 No Violation. Except as set forth in Schedule 4.4 neither the execution and delivery of this Agreement by CW nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-laws of CW, or violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which acts are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of CW under, any real property lease or loan agreement or any other agreement, understanding, restriction or commitment which is material to the business, operations or prospects of CW to which CW is a party or by which CW is bound, or to which the property of CW is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

      4.5 Consents and Approvals of Governmental Authorities. Except as set forth in Schedule 4.5, and except as required in connection with the DTI Public Offering, no consent,



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approval or authorization of, or declaration, filing or registration with, any federal, state, local or foreign governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      4.6 Financial Statements. CW has heretofore delivered to DTI: (i) consolidated balance sheets of the CW Companies as at October 31, 1993, 1994 and 1995 and statements of income, cash flow and stockholders' equity for each of the years then ended, audited by CW's independent public accountants (the "Audited Statements"); and on or before September 6, 1996 CW will deliver to DTI
(ii) an unaudited consolidated balance sheet of the CW Companies as at June 30, 1996 (the "Balance Sheet") and statement of income for the eight (8) month period then ended. The Audited Statements and the Balance Sheets and the notes thereto fairly present (in all material respects in respect of the Balance Sheet and Notes thereto) the assets, liabilities and financial condition of the CW Companies on a consolidated basis as at the respective dates thereof, and such statements of income, cash flow and stockholders' equity and the notes thereto fairly present the results of operations, cash flow and stockholders' equity for the periods therein referred to, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject in the case of the Balance Sheet to the absence of footnotes, normal year end adjustments and any other adjustments described therein.

      4.7 No Undisclosed Liabilities. The CW Companies have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), and, to the knowledge of CW, there is no factual basis for any suit, investigation, complaint, claim or demand giving rise to any such liability or obligation, which were not fully reflected or reserved against in the Balance Sheet or



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included in the Schedules hereto, except for liabilities and obligations (i)
incurred since the date thereof in the ordinary course of business and consistent with past practice since the date thereof (none of which results from, arises out of or relates to a breach of contract or warranty, tort which is not fully insured against, infringement or violation of law) or (ii) incurred in connection with the consummation of the transactions contemplated hereby, or in connection with Approved Stock Deals, or (iii) described in the footnotes to the audited financial statements for the fiscal year ended October 31, 1995.

      4.8 Intentionally Omitted.

      4.9 Title to Properties; Encumbrances. The CW Companies have good, valid and marketable title to all their properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet. All properties and assets reflected in the Balance Sheet have been valued in accordance with Generally Accepted Accounting Principles, consistently applied; and none of such properties or assets are subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except (a) liens for indebtedness shown on the Balance Sheet as securing specified liabilities or obligations with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, detract from the value or impair the use of the property subject thereto, or impair the operations of the CW Companies, which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; and (c) liens for current taxes not yet due and payable. The rights, properties and other assets presently owned, leased or licensed by the CW Companies and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the CW Companies



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to conduct their business in the same manner as its business has been conducted prior to the date hereof.

      4.10 Equipment. All equipment material to the business, operations or prospects of the CW Companies is in good operating condition and repair and is adequate for the uses to which it is being put; and none of such equipment is in need of maintenance, repairs or replacements except for those incurred in the normal course of business which are not material in nature or cost. The CW Companies have not received notification that any of them or any plant, structure, equipment or real property owned or leased by any of them is in violation of any applicable building, zoning, health, occupational safety or other law, ordinance or regulation in respect of such plants or structures or their operations and CW has no knowledge that any such violation exists nor is CW aware of anything that would lead to any of the foregoing.

      4.11 Leases. Schedule 4.11 hereto contains an accurate and complete list of all leases material to the business, operations or prospects of the CW Companies pursuant to which the CW Companies lease real or personal property, true and complete copies of which have heretofore been delivered or made available to DTI. Except as set forth in Schedule 4.11, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights or obligations of the lessee under such leases.



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      4.12 No Condemnation or Expropriation. Neither the whole nor any portion of the leaseholds or any other assets of any of the CW Companies is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

      4.13 Litigation. Except as set forth in Schedule 4.13, There is no action, suit, claim, counterclaim, arbitration, proceeding or investigation pending or, to the best knowledge and belief of CW, threatened against or involving any of the CW Companies which is not fully insured against, or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby and CW does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. None of the CW Companies is in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contracts, commitments or restrictions to which it is a party or by which it is bound except as described in Schedule 4.13 hereto. None of the CW Companies is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business.

      4.14 Subsidiaries. Except as set forth in Schedule 4.14 or in the Audited Statements, CW does not, directly or indirectly, own or have the power to vote or to acquire the power to vote, or to exercise a controlling influence with respect to, equity interests or any option, right, warrant or other right or instrument convertible into or exchangeable or exercisable for any such equity interest of any corporation, partnership, limited liability company, or other entity.

Schedule 4.14 also lists the percentage interest owned by CW in each such corporation, partnership, limited liability company or other entity.

      4.15  Taxes.

            (a) Except as set forth in Schedule 4.15, each of the CW Companies has complied with all tax laws in all jurisdictions in which it is or has been subject to taxation of any nature whatsoever and has timely filed, or caused to be filed, all federal, state, local and foreign tax returns and reports of any nature whatsoever which are required to be filed by it and has paid or caused to be paid all taxes shown to be due thereon; all such tax returns and reports are true, accurate and complete; there are no taxes being contested by any of the CW Companies; there are no unpaid penalties or interest relating to tax deficiencies of any nature whatsoever owed by any of the CW Companies; there is no taxable income required to be reported by any of the CW Companies in any tax period ending after the Closing Date, which income is attributable to a change in accounting methods which required or permitted the deferral of gross or net income to a later tax period; there are, and will hereafter be, no tax deficiencies payable by any of the CW Companies of any kind for any tax periods (or portion thereof) ending on or before the Closing Date; except for extensions of the statute of limitations no longer in effect, none of the CW Companies has heretofore granted at the request of any taxing authority any extension of the statute of limitations relating to any tax filing of any of the CW Companies for any prior year; all taxes and other assessments or levies which any of the CW Companies is required by law to withhold or to collect have been duly withheld and collected, and have been paid on a timely basis to the proper governmental authorities or, if not yet due, are held by CW in a separate bank account or otherwise segregated on the books of CW for payment; and each of the CW Companies has made adequate provision for payment of taxes of any nature whatsoever (except that ad valorem real property taxes are accrued on the basis of the prior year's assessed values and millage rates) payable by it for any period for which returns are not yet due.

            (b) Except as set forth in Schedule 4,15, there are no federal, state, local or foreign tax liens upon any property or assets of any of the CW Companies, whether for income, payroll, sales, or taxes of any other kind, except liens for taxes not yet due and payable; none of the CW Companies has received a notice that it is delinquent in the payment of any tax or estimated tax payments, and has not requested any extension of time within which to file any tax return which has not since been filed. CW has heretofore made available to DTI (or will do so promptly upon request) true and complete copies of (i) all audit reports received from any taxing authority within the last five years,
(ii) all federal income tax returns of the CW Companies for all fiscal years ending on or after October 31, 1991, and (iii) all other tax returns filed with respect to the CW Companies for all fiscal years ending on or after October 31, 1991. Except as set forth in Schedule 4.15, no notices respecting asserted or assessed deficiencies for any tax have been received by any of the CW Companies. Except as set forth on Schedule 4.15, no investigation by any tax agency or authority is presently pending or threatened, and none of the CW Companies is a party to any action or proceeding by any governmental authority for the assessment or collection of taxes, nor has any such event been asserted threatened. None of the CW Companies has filed any consent of the type described under Section 341(f) of the Code or made any election or deemed election pursuant to Section 338 of the Code.

      4.16 Insurance. CW has made available to DTI an accurate and complete description of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the CW Companies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which any of the CW Companies is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective expiration dates; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. There are no risks which CW, its board of directors or officers have designated as being self insured, other than liability of directors and officers for serving in such capacities. None of the CW Companies has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

      4.17  Employee Benefits.

            (a)   Definitions.

                  (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (ii) "Member of the Controlled Group" shall mean CW and each other trade or business, whether or not incorporated, which would be treated as a single employer with CW under Section 4001 of ERISA or Section 414(b), (c),
(m) or (o) of the Code.

                  (iii) "Multiemployer Plan" shall mean a multiemployer plan described in Section 414(f) of the Code or clauses (i) and (ii) of Section 3(37) of ERISA.

            (b) Except for the plans, policies or arrangements listed on
Schedule 4.17, which Schedule includes all plans, policies and arrangements maintained by a Member of the Controlled Group in the past or present (hereinafter referred collectively to as the "Plans" and individually as a "Plan"), no Member of the Controlled Group (as defined below), directly or indirectly, maintains, sponsors, contributes to or has any obligation or liability with respect to any "employee benefit plan," as defined in Section 3(3) of ERISA, any fringe benefit plan, any equity compensation plan or arrangement (including, without limitation, stock options, restricted stock and stock purchase plans), any plan, policy or arrangement for the provision of executive compensation, incentive benefits. bonuses or severance benefits, any employment contract, collective bargaining agreement, deferred compensation agreement, cafeteria plan (within the meaning of Section 125 of the Code) or split-dollar insurance arrangement, any participation or similar agreement with a multiemployer pension fund, or any other plan, policy or arrangement for the provision of employee benefits.

            (c) No Plan is subject to Title IV of ERISA and no Plan is a Multiemployer Plan.

            (d) No Plan provides benefits, including, without limitation, death or medical benefits, after termination of employment or retirement other than
(i) benefits required under Section 4980B of the Code and Sections 601 through 608 of ERISA (collectively, "COBRA") to the extent the "applicable premium" (as defined under COBRA) is paid by the recipient, (ii) benefits provided through insurance contracts which result in no additional cost to any Member of the Controlled Group and (iii) benefits provided under a Plan intended to be qualified under Section 401(a) of the Code.

            (e) Except as set forth in Schedule 4.17, each Plan complies in all material respects by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations applicable to the Plan, including but not limited to ERISA and the Code.

            (f) Except as set forth in Schedule 4.17, all reports, forms and other documents required to be filed with any government entity with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

            (g) Except as set forth in Schedule 4.17, each Plan that is intended to qualify under Section 401(a) of the Code and Section 501(a) of the Code, and its related trust has been determined by the Internal Revenue Service to so qualify. Each such Plan and its related trust is operated in accordance with its terms.

            (h) Except as set forth in Schedule 4.17, full payment has been made of all amounts which a Member of the Controlled Group is required, under applicable law or under the Plan, to have paid as a Plan contribution or benefit.

            (i) The liability of each Member of the Controlled Group with respect to each Plan has been fully funded based on reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements.

            (j) Except as set forth in Schedule 4.17, as of the Closing Date, no Plan will have benefit liabilities (as defined in Section 4001(a) (16) of ERISA) exceeding the assets of such Plan or has been completely or partially terminated.

            (k) Except as set forth in Schedule 4.17, with respect to each Plan:

                  (i) no breach of fiduciary duty has occurred and no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                  (ii) except for routine claims for benefits, no action or claims are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan;

                  (iii) No Member of the Controlled Group nor any Plan fiduciary has any knowledge of any facts which could give rise to any such action or claim; and

                  (iv) no audits or investigations by any governmental agency are pending or to the best of CW's knowledge, threatened with respect to the Plan.

            (l) No Member of the Controlled Group has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under
Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code,
(iv) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, (v) for any minimum funding contributions under Section 302(c) (11) of ERISA or Section 412(c) (11) of the Code, (vi) to a fine under Section 502 of ERISA, (vii) for any transaction within the meaning of Section 4069 of ERISA, or
(viii) for withdrawal liability with respect to any Multiemployer Plan.

            (m) All of the Plans, to the extent applicable, are in compliance in all material respects with the continuation of group health coverage provisions of COBRA.

            (n) Except as set forth in Schedule 4.17, true, correct and complete copies of all documents creating or evidencing any Plan have been delivered to DTI, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA) have been delivered to DTI. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the foregoing documents, except as set forth in Schedule 4.17.

            (o) Except as set forth in Schedule 4.17, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of CW to severance pay, unemployment compensation or any other similar payment, (ii) accelerate the time of payment or vesting under any Plan, (iii) increase the amount of compensation due any such employee or officer, (iv) directly or indirectly cause CW to transfer or set aside any assets to fund or otherwise provide for the benefits under any Plan for any current or former employee, officer or director, or (v) result in any non-exempt prohibited transaction described in ERISA Section 406 or Code Section 4975.

      4.18 Toxic and Hazardous Substances and Other Environmental, Health and Safety Issues. No underground tanks or any treatment, storage recycling or disposal facilities are now located, or at any time have been located, on the real property leased or used at any time by any of the CW Companies or their predecessors in interest and there are no present or past Environmental Conditions (as hereinafter defined) in any way relating to the business, property or assets of any of the CW Companies. "Environmental Condition" means
(i) any environmental
pollution, including, without limitation, any environmental pollution arising from or in connection with (a) any "Contaminant" (as hereinafter defined), irritant or pollutant from any spill, discharge, leak, emission, escape, injection, deposit, emanation, dumping or release of any kind, in any amount whatsoever; or (b) any substance or exposure of any type in any work place or elsewhere; or (c) any medium, including, without limitation, air, land, surface waters or ground waters; or (d) any generation, transportation, treatment, discharge, storage or disposal of any waste materials, raw materials, petroleum or petroleum products, hazardous materials, hazardous substances, hazardous constituents, toxic materials or products of any kind; or (e) the storage, use or handling of any solid waste, hazardous waste, raw materials, hazardous materials, radioactive materials, infectious waste, toxic materials, petroleum or petroleum products, or other substances, and/or (ii) any noncompliance with any federal, state or local environmental or health and safety related law, rule, regulation, permit, or order, agreement or other binding determination of any governmental authority issued as a result of, or in connection with, any of the foregoing. The operation of the business of the CW Companies does not violate and has not violated any applicable law, rule, regulation, order, agreement or other binding determination of any governmental authority, whether state, federal, or local, relating to land, air, water, or noise pollution, or the production, storage, labeling, transportation or disposal of any solid waste, hazardous waste, hazardous substances, toxic substances or hazardous constituents. None of the CW Companies and no other person has stored any chemical substances, including, without limitation, any solid waste, petroleum, petroleum products, PCB's, asbestos, irritants or any "Hazardous Substances," "Pollutants," "Hazardous Constituents" or "Contaminants," as such terms are defined in the Comprehensive Environmental Response, Compensation, and Liability

Act of 1980, amended ("CERCLA") (collectively, the "Contaminants"), on, above, beneath or about any of the properties or assets used at any time in the business of any of the CW Companies, except in accordance with applicable laws. None of the CW Companies has received any notice advising it that it is potentially responsible for response or other costs or remediation with respect to a release or threatened release of Contaminants, and no facts exist which might give rise to such responsibility. None of the CW Companies and no other person with whom any of the CW Companies has a contractual relationship of any kind, has transported, buried, dumped or otherwise disposed of any Contaminants on, above, beneath or about any real property. None of the CW Companies has violated and has any liability under and/or has any knowledge of any alleged or potential violation of any environmental ordinance, law, rule, regulation or order relating to the operation of the business of any of the CW Companies, including, without limitation, CERCLA; the Toxic Substances Control Act of 1976, as amended; the Resource Conservation Recovery Act of 1976, as amended; the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; or any other federal, state or local law or the common law. Each of the CW Companies has obtained all environmental, health and safety permits necessary, and made all notifications necessary, for the current use of the real property and the operation of its business; all such permits and notifications are in good standing and has made timely application for renewal of such permits where necessary; and each of the CW Companies is in compliance with all terms and conditions of such permits and notifications. None of the CW Companies has caused or allowed any Contaminants to be used, manufactured, stored, placed, processed or released on or off-site of any of the real property used or leased by it except in accordance with applicable law. The words "used" or "leased" as referred to in this Section 4.18, do not include real properties in which CW acts as a managing or leasing agent for an owner.

      4.19 Bank Accounts. Schedule 4.19 sets forth the names and locations of all banks, trust companies, savings and loan associations, brokerage houses and other financial institutions at which each of the CW Companies maintains corporate accounts or safety deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom. At the Closing, CW shall make available to DTI all records, including all signature or authorization cards, pertaining to such accounts.

      4.20  Contracts and Commitments.  Except as set forth in Schedule 4.20:

            (a) None of the CW Companies has any agreements, contracts, commitments or restrictions (oral or written) (x) for brokerage services, leasing services, facilities management services, property management services or other services of any kind, with respect to which CW reasonably believes, as a result of services heretofore performed, or, in the case of facilities management or property management agreements as a result of an existing relationship with the other party to such agreement, that more than $150,000 of fees will be realized by CW in the 12 month period following the date hereof ("Material Income Agreements") and, all Material Income Agreements (i) are listed and reasonably described in Schedule 4.20, (ii) are generally consistent with the standard form of CW agreement used for such service, a copy of which is attached as part of Schedule 4.20, and (iii) are within a commission range or other compensation formula described in Schedule 4.20, or (y) which obligate any of the CW Companies to incur expenses in excess of $150,000 per year, which are not described in any of the other Schedules hereto;

            (b) No purchase contract or commitment of any of the CW Companies is in excess of the normal, ordinary and usual requirements of business;

            (c) None of the CW Companies has any outstanding contracts with officers, employees, agents, consultants advisors, salesmen, sales representatives, distributors or dealers except for such contracts as are cancelable by it on notice of not more than ninety (90) days and without liability, penalty or premium caused by such termination, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings not consistent with the standard arrangement described in Schedule 4.20;

            (d) None of the CW Companies has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations, or any practice, policy, arrangement, understanding or agreement (oral or written) pursuant to which material personal benefits or perquisites (limited to those in excess of $100,000 annually) or not directly related to the performance of services for the CW Companies are provided to any employee, officer, director, stockholder or affiliate of any CW Company

            (e) None of the CW Companies is restricted by agreement from carrying on its business in any geographic location;

            (f) Except as set forth in the Audited Statements or the Balance Sheet, none of the CW Companies has any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

            (g) Except as set forth in the Audited Statements or the Balance Sheet, none of the CW Companies has any outstanding loan to any person, including recoverable draws or advances on commissions made to certain of its independent contractor agents;

            (h) None of the CW Companies has given any irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever and does not have any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, or otherwise in respect of the obligation of any other person or entity;

            (i) None of the CW Companies is subject to any obligation or requirement to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

            (j) None of the CW Companies has any agreements, commitments or restrictions which were entered into outside the ordinary course of business.

      4.21 Accounts Receivable. Except as set forth in Schedule 4.21, all notes and accounts receivable of CW, on a consolidated basis, all of which are reflected in the Balance Sheet, net of a ten percent (10%) reserve, are fully realizable and subject to no set-offs or counterclaims.

      4.22 Personnel. CW has heretofore made available to DTI a true and complete list of:

            (a) the names and current salaries of all officers and other salaried employees and independent contractor agents of each of the CW Companies; and

            (b) the wage rates for non-salaried and non-executive salaried employees of each of the CW Companies by classification.

      4.23  Labor Difficulties.

            (a) Each of the CW Companies is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;

            (b) Except for 4 properties under management by the CW Companies, none of the CW Companies has any collective bargaining or union contracts or agreements;

            (c) There is no unfair labor practice, wrongful termination or employment discrimination charge or complaint against any of the CW Companies pending, or to the best knowledge of CW, threatened, except as set forth on
Schedule 4.23;

            (d) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting any of the CW Companies;

            (e) No representation question exists respecting the employees of any of the CW Companies; and

            (f) No certification petition respecting the employees of any of the CW Companies has been filed with the National Labor Relations Board.

      4.24 Consents. No consent of any person (other than such consent of the CW Stockholders as is required by law and such consent of the participants in the CW Employee Stock Ownership Plan as is required by its governing instruments and/or ERISA regulations) is necessary to the consummation of the transactions contemplated hereby, including without limitation, consents from parties to loans, or to any contracts, leases or other agreements which are material to the operation, business or prospects of the CW Companies.

      4.25 Clients. Except to the extent set forth in Schedule 4.25, CW has not been advised by any of the ten largest clients of the CW Companies of a refusal to deal with any of the CW Companies in the future based upon past actions or performance of any of the CW Companies, or for any other reason.

      4.26 Compliance with Law. Except as set forth in the Schedules hereto, the operations of the CW Companies have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the CW Companies, including, without limitation, all such laws, regulations and requirements relating to real estate brokerage, antipollution, consumer protection, environmental, equal opportunity, health, occupational safety, pension and securities matters; none of the CW Companies has received any notification of any asserted present or past failure by it to comply with such laws, rules or regulations; and each of the CW Companies has all permits, governmental licenses, registrations and approvals necessary to carry out its business as currently conducted and as required by applicable law or regulation.

      4.27 Insolvency. None of the CW Companies is a party (other than as a creditor) to any pending insolvency proceeding of any nature, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, and none of the CW Companies has made any assignment for the benefit of creditors, or taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceeding against it.

      4.28 Disclosure. No representations or warranties by CW in this Agreement and no statement contained in any document (including without limitation, financial statements and exhibits), certificate, or other writing furnished or to be furnished by CW to DTI pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF DTI

      DTI hereby represents and warrants to CW as follows:

      5.1 Corporate Organization; Etc. Each of DTI and Subsidiary is a corporation duly organized, validly existing and in good standing under its jurisdiction of incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification.

      5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of DTI consists of 2,000,000 shares of Preferred Stock, $2.50 par value per share, of which, 0 shares are issued and outstanding and 10,000,000 shares of Common Stock, $2.50 par value per share, of which 4,714,332 shares are issued and outstanding and an aggregate of 2,000,000 shares are reserved for issuance pursuant to the DTI Plan. As of the date hereof, the authorized capital stock of the Subsidiary consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding. All issued and outstanding shares of DTI Common Stock are validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding (a) securities convertible into, exchangeable for or evidencing the right to purchase any shares of DTI capital stock; (b) options, warrants, calls or other rights to purchase or subscribe to DTI capital stock or securities convertible into, exchangeable for or evidencing the right to purchase, any shares of DTI capital stock, except for options to purchase an aggregate of 982,500 shares and 20,000 shares of DTI Common Stock pursuant to the DTI Plan and the DTI Outside Directors Plan, respectively; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any shares of DTI capital stock, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights, other than in connection with the DTI Public Offering.

      5.3 Authorization, Etc. Each of DTI and the Subsidiary has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Boards of Directors of DTI and the Subsidiary (and DTI as the sole stockholder of the Subsidiary) have taken all action required by law, their respective Certificates of Incorporation or By-Laws to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of each of DTI and the Subsidiary, enforceable in accordance with its terms.

      5.4 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of DTI or the Subsidiary, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of DTI or the Subsidiary under any agreement or commitment to which DTI or the Subsidiary is a party or by which DTI or the Subsidiary is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      5.5 Consents and Approvals of Governmental Authorities. Except as described in Article VI and except as required in connection with the DTI Public Offering, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by DTI or the Subsidiary.

      5.6 SEC Reports; Financial Statements. DTI has heretofore delivered to each Stockholder its (i) Annual Report on Form 10-K with Form 10-K/A No. 1 and 10-K/A No. 2 for the year ended December 31, 1995 as filed with the Securities and Exchange Commission ("SEC"), (ii) Quarterly Report on Form 10-Q for the three months ended March 31, 1996 with Form 10-Q/A, as filed with the SEC, and
(iii) its preliminary proxy statement relating to DTI's annual meeting of stockholders to be held on or about August 15, 1996, as filed with the SEC. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of DTI included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), are true, complete and accurate and fairly present the financial position of DTI and its consolidated subsidiaries as at the dates thereof and the results of their operations, cash flows and stockholders' equity for the periods then ended, subject in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

      5.7 Validity of DTI Merger Shares and Options. The DTI Merger Shares will, when issued as provided herein, be duly authorized, validly issued, fully paid and nonassessable. The 800,000 Options to be granted hereunder will, when granted as provided herein, be duly authorized, and upon purchase of the shares underlying such options in accordance with the DTI Plan and the option award certificates, such shares will be duly authorized, validly issued, fully paid and nonassessable.

      5.8 No Undisclosed Liabilities: Etc. DTI has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), and there is no factual basis for any suit, investigation, complaint, claim or demand giving rise to any such liability or obligation, which were not fully reflected or reserved against in the Quarterly Report on Form 10-Q with Form 10- Q-A for the quarter ended March 31, 1996, except for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since the date thereof (none of which results from, arises out of or relates to a breach of contract or warranty, tort, infringement or violation of law), (ii) incurred in connection with the consummation of the transactions contemplated hereby, or (iii) described in the footnotes to any of the Annual or Quarterly Reports referred to in Section 5.6 hereof.

      5.9 Disclosure. No representations or warranties by DTI in this Agreement and no statement contained in any document (including without limitation, financial statements and exhibits), certificate, or other writing furnished or to be furnished by DTI to CW pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

      5.10 DTI Public Offering; Stock Repurchase Program. DTI has no knowledge that The DTI Public Offering will not be completed by March 31, 1997 or that its intended stock repurchase program will not be completed prior thereto.

                                  ARTICLE VI
                        DTI SHARE TRANSFER RESTRICTIONS

      6.1 Registration Statement. Contemporaneously with the preparation of a Registration Statement for the DTI Public Offering, DTI shall prepare and shall file with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act") such that the DTI Merger Shares are saleable in the public markets subject to compliance with the provisions of Rule 145 of the Rules and Regulations of the SEC promulgated under the 1933 Act. DTI shall also take any and all such actions as may be necessary or as it may deem advisable for the purpose of complying with all applicable state securities laws in connection with the offering and issuance of the DTI Merger Shares.

      6.2 Agreements from Certain CW Affiliates. Concurrently with the execution of this Agreement, CW shall deliver to DTI a list of all persons or entities who are at such time "Affiliates" of CW as that term is used in paragraphs (c) and
(d) of Rule 145 under the 1933 Act (the "CW Affiliates"). In order to help insure that the issuance of DTI Merger Shares will comply with the 1933 Act, CW shall use all reasonable efforts to cause each CW Affiliate to execute and deliver to DTI prior to the closing a written agreement substantially in the form attached hereto as Exhibit D (the "Affiliate Agreement").

      6.3 Lock-Up. CW acknowledges that the DTI Merger Shares shall be subject to such "Lock-Up" provisions as the underwriter in the DTI Public Offering shall require from affiliates of DTI. At the Closing, CW shall cause all of its Stockholders (except for those exercising Dissenter's Rights under Section 1.9 hereinabove) to deliver such Lock-Up Agreement as shall be required.

      6.4 Escrow. Twenty-five percent (25%) of the Merger Consideration, but consisting solely of DTI Merger Shares and excluding any Merger Cash issued to each Stockholder of CW (the "Initial Collateral"), shall be held in escrow pursuant to the Escrow Agreement for a fifteen (15) month period following the Closing Date; four-fifths of the Initial Collateral shall thereafter continue to be held in escrow until the expiration of a two (2) year period following the Closing Date, and three-fifths of the Initial Collateral shall thereafter continue to be held in escrow until the expiration of a three (3) year period following the Closing Date, subject to the provisions of such Escrow Agreement. The remaining portion of the Initial Collateral held during the third and final year of the escrow shall secure only CW's indemnity relating to breach of those representations and warranties (in excess of the Threshold) given in Section
4.15 above.

      6.5 Legend, Etc. DTI may endorse on any certificate for DTI Merger Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of this Article 6 and that DTI may instruct its transfer agents not to transfer any such DTI Merger Shares unless advised by DTI that such provisions have been complied with.

      6.6 CW Cooperation. CW shall promptly provide to DTI all information and materials with respect to CW, its directors, officers and stockholders, which DTI reasonably requests in connection with the preparation of the Registration Statement on Form S-4.

                                  ARTICLE VII
                                   COVENANTS

      7.1 Conduct of Business of CW. From and after the date of execution hereof to and including the Closing Date, except with the prior written consent of DTI, CW shall:

            (a) use its best efforts to (i) preserve CW's business organization intact, (ii) keep available the services of the present officers, employees, sales representatives and agents thereof, and (iii) preserve the present relationships between the CW Companies and their suppliers, customers and others having business relations with them;

            (b) operate only in the ordinary course of business, consistent with past practices, maintain supplies necessary for its normal operation and pay its obligations as they come due;

            (c) use its best efforts to maintain all property of the CW Companies in at least the same operating condition, repair and working order as such property is presently in, normal wear and tear and unavoidable casualty loss excepted, and maintain insurance upon all such property in such amounts and of such kinds as in effect on the date hereof;

            (d) maintain the books, accounts and records of the CW Companies in the usual, regular and ordinary manner, and comply in all material respects with all laws and contractual obligations applicable to it;

            (e) duly and timely file all reports or returns required to be filed with any federal, state, foreign, local and other authorities and will promptly pay all taxes lawfully levied or assessed upon any of the CW Companies or their properties or upon any part thereof; and

            (f) maintain insurance in such amounts and against such risks as is in effect on the date of execution hereof

      7.2 Negative Covenants. From and after the date of execution hereof to and including the Closing Date, CW shall not, except with the prior written consent of DTI, which consent shall not be unreasonably withheld to the extent that any of the following actions are taken for the purpose of effecting an Approved Stock Deal or any other acquisition of the business or assets of another party which is within the scope of the CW business plan previously submitted to DTI:

            (a) amend its Certificate of Incorporation or By-laws;

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities except as will result in the capitalization described in Schedule 4.3, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

            (c) split, combine or reclassify any shares of its capital stock or (issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of CW, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

            (d) except in the ordinary course of business, (i) incur, assume or become subject to, or agree to incur, assume or become subject to, or pay any debt, any obligation or liability, whether accrued, absolute, contingent or otherwise (except normal trade or business obligations with customers, suppliers and non-stockholder employees incurred in the ordinary and usual course of business); (ii) mortgage, pledge, or subject to lien or any encumbrance any of its assets; (iii) sell, assign, transfer, convey, lease or otherwise dispose of any of its assets other than in the ordinary and usual course of its business;
(iv) waive or release any rights of substantial value, or cancel or compromise any debt owing to it or any claims held by it other than in the ordinary and usual course of business in an amount not exceeding $25,000; (v) transfer or grant any rights to any of its patents, know-how, trademarks, tradenames or inventions; (vi) make any modifications or changes to, or terminate, any plans or material contract except for purchase and supply orders which are modified, changed or terminated in the ordinary course of business; (vii) make any material capital expenditures unless commitments therefor are outstanding as of the date of execution hereof or such planned capital expenditures are listed in
Schedule 7.2; (viii) enter into any collective bargaining agreement or, through negotiations or otherwise, make any commitment or incur any liability to any labor organization except as otherwise expressly provided for herein; (ix) enter into any lease agreement having an aggregate value in excess of

$25,000 except for storage space leases in conjunction with CW's headquarters office relocation; (x) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property or assets of any other individual, firm or corporation; (xi) enter into any transaction with any Stockholder or any entity controlled by or under common control with any Stockholder; (xii) enter into any other transaction which is not in the ordinary course of business except as otherwise provided for herein;

            (e) make or grant any increase in compensation or commissions payable to officers, shareholder-employees or directors, in any amount; create or make any change in any employee pension or retirement plans or other employee bonus or benefit plans (except for institution of a new 401(k) Plan having no mandatory company contributions, or for required ESOP or ERISA plan distributions required by law) or pay any bonus, profit sharing or other extraordinary compensation to any of the foregoing persons; enter into any employment or consulting agreement or other agreement for personal services unless in the ordinary course of business and then only if such agreement is terminable without liability on thirty days' notice or less; provided that this
Section 7.2(e) shall not restrict CW from awarding and/or paying (i) any bonuses presently due to CW's executives attributable to CW's fiscal year ended October 31, 1995; or (ii) any performance or profit-based incentive bonus earned by a CW Department or Division/Office Manager for CW's fiscal year ending October 31, 1996; or (iii) any bonus to CW's senior executives for CW's fiscal year ending October 31, 1996 in an amount not to exceed $500,000 in the aggregate, and not be to awarded or paid without prior consultation with DTI.

            (f) make any change affecting the banking or safe deposit arrangements referred to in Section 4.19 hereof;

            (g) acquire, merge or consolidate with any other corporation or acquire any portion of the business or assets of any other person or form any subsidiary, enter into any partnership or any joint venture;

            (h) make loans or advances to any officer, director or other shareholder-employee or any of them, except travel advances or recoverable draws of advances to agents made in the ordinary course of business;

            (i) take, or otherwise agree to take, any of the actions described in this Section 7.2.

      7.3 Access. Prior to Closing, each party may make or cause to be made such investigation of the business, properties and assets of the other and its financial and legal condition as such party deems necessary or advisable to familiarize themselves therewith, provided that such investigation shall not unreasonably interfere with normal operations of the other party. Prior to Closing, each party shall permit the other and their authorized representatives to have full access to the premises, books and records of the other party at reasonable hours, and prior to Closing each party shall furnish to the other such financial and operating data and other information with respect to its business, properties and assets as shall be from time to time reasonably requested. No investigation by either party heretofore or hereafter made shall affect the representations and warranties contained herein.

      7.4 Post Closing Undertaking. From and after the Closing, DTI shall operate the business of the CW Companies in accordance with Exhibit 7.4, provided that DTI may, at any time, change such manner of operation if DTI determines that changes are necessary or appropriate. DTI shall use its best efforts to make available to Surviving Corporation a minimum of $2,000,000 (in addition to the $2,000,000 DTI Loan described in Section 3.2), during the 18 month period following the Closing, subject to other capital requirements, as determined from time to time by DTI. Such $2,000,000 DTI Loan shall be contributed to the capital of CW following the Closing, and any portion thereof not funded by DTI prior to the Closing under this Agreement shall be fully funded to CW on the Closing Date.

      7.5 Disclosure. Subject to applicable requirements of law, each of DTI and CW shall not disclose the terms of this transaction and shall not make any public announcement of this transaction without the consent of the other party, and any Confidentiality Agreement previously executed by the parties shall survive the execution of this Agreement and shall remain in full force and effect.

      7.6 Postponement or Abandonment of DTI Public Offering. DTI will not postpone or abandon the DTI Public Offering without consulting with CW in regard thereto, provided that the foregoing shall not require the consent or approval of CW if DTI determines to abandon or postpone such DTI Public Offering.

                                 ARTICLE VIII
                             CONDITIONS TO CLOSING

      8.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the Merger are subject to the satisfaction of the following conditions by March 31, 1997:

            (a) The S-4 Registration Statement shall have become effective in accordance with the provisions of the 1933 Act and no stop order suspending the effectiveness of such Registration Statement shall have been issued by the SEC and remain in effect; and

            (b) No party hereto shall be subject to any order or injunction of a court of competent jurisdiction or government regulatory agency which prohibits the consummation of the transactions contemplated by this Agreement.

      8.2 Conditions to Obligations of DTI and Subsidiary. The obligation of each of DTI and the Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions by March 31 1997:

            (a) All representations and warranties of CW set forth in this Agreement shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time and there shall be delivered to CW a certificate from the President of CW to such effect;

            (b) CW shall have performed or complied with in all material respects all of its agreements and covenants required to be performed or complied with under this Agreement;

            (c)   CW shall have delivered to DTI:

                  (i) certificates representing 100% of the CW Shares for cancellation;

                  (ii) a certificate from the Secretary of CW to the effect that the holders of not more than an acceptable number of the outstanding shares of CW Common Stock (as determined by DTI) have demanded, perfected and not forfeited or withdrawn appraisal rights;

                  (iii) the opinion of Tucker, Flyer & Lewis, counsel to CW, reasonably satisfactory to DTI;

                  (iv) a long-form good standing certificate and certified charter documents with respect to each of the CW Companies from the Secretary of State of their respective State of incorporation or organization and good standing certificates from the States in which they carry on a regular course of business, listed on Schedule 4.1 hereto, all bearing a date within ten (10) days of the Closing Date;

                  (v) certified resolutions of the Board of Directors of CW and the stockholders of CW approving this Agreement, the transactions contemplated hereby and consummation of the Merger;

                  (vi) such financial statements for CW as DTI shall require in order to be able to timely file a Current Report on Form 8-K;

                  (vii) a certificate from the President and Secretary of CW with respect to the number of DTI Merger Shares and amount of Merger Cash to be delivered to each CW Stockholder;

                  (viii) a check to DTI for all interest accrued on the DTI Loan and the Note through the Closing Date; and

                  (ix) such other documents and agreements as are contemplated by this Agreement or as DTI may reasonably request, including without limitation the Escrow Agreement and all documents required thereunder.

            (d) DTI shall have completed the DTI Public Offering, resulting in proceeds to DTI, after underwriting discounts and commissions, of not less than $10,000,000.

      8.3 Conditions to Obligations of CW. The obligation of CW to consummate the Merger is subject to the satisfaction of the following additional conditions by March 31, 1997:

            (a) All representations and warranties of DTI set forth in this Agreement shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time and there shall be delivered to DTI a Certificate from the President of DTI to such effect;

            (b) DTI and Subsidiary shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with under this Agreement;

            (c) DTI shall have completed the DTI Public Offering, resulting in proceeds to DTI, after underwriting discounts and commissions, of not less than $15,000,000.

            (d) CW shall not have terminated this Agreement as a result of DTI having defaulted in funding any sums called for by CW pursuant to the DTI Loan and the Note.

            (e) DTI and Subsidiary shall have delivered to CW:

                  (i) the Merger Consideration, and any theretofore unfunded portion of the DTI Loan;

                  (ii) the opinion of Morrison Cohen Singer & Weinstein, LLP, counsel to DTI, reasonably satisfactory to CW;

                  (iii) a long-form good standing certificate and certified charter documents with respect to DTI and the Subsidiary from the Secretary of State of their respective State of incorporation, bearing a date within ten (10) days of the Closing Date;

                  (iv) certified resolutions of the Board of Directors of DTI approving this Agreement and the transactions contemplated hereby; and

                  (v) certified resolutions of the Board of Directors and sole stockholder of the Subsidiary approving this Agreement, the transactions contemplated hereby and consummation of the Merger;

                  (vi) such other documents and agreements as are contemplated by this Agreement or as CW may reasonably request, including without limitation the Escrow Agreement and all documents required thereunder;

                  (vii) The Note referred to in Section 3.2(b) above, properly endorsed by DTI as "canceled" by reason of the conversion of the DTI Loan to CW working capital.

      8.4 Statutory Requirements. If CW shall not obtain such vote of the CW Stockholders as is required by applicable law to authorize the transactions contemplated hereby, then CW shall not be required to consummate the Merger, but such failure shall not relieve CW from the provisions of Section 10.2 hereof

                                  ARTICLE IX
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION

      9.1 Survival of Representations and Warranties. All representations and warranties made by any party in this Agreement or pursuant hereto, shall survive the Closing hereunder and any investigation at any time made by or on behalf of any other party for a period of two years following the Closing; provided, however, that the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.7, 4.15, 4.17 and 4.18 hereof shall survive until the expiration of the respective statutes of limitation relating to the matters contained in such representations and warranties (taking into account any tolling thereof).

      9.2 Statements as Representations: Schedule Disclosures. All statements contained herein or in any certificate, schedule, list, exhibit, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties within the meaning of Section 9.1 hereof. Disclosure of any matter in one Schedule hereto shall be deemed to provide disclosure as to such matter in any other Schedule hereto.

      9.3 Agreement to Indemnify.

            (a) Subject to Section 9.6, CW agrees to indemnify, defend and hold harmless DTI and each subsidiary and affiliate of DTI, and their respective directors, officers, employees or agents (and the CW Stockholders (except for those exercising Dissenters Rights) agree to secure such CW indemnity with recourse limited to the DTI Merger Shares, to be delivered and held under the Escrow Agreement) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorney's fees, to the extent not covered by insurance, (collectively "Damages"), asserted against or imposed upon or incurred by DTI or any subsidiary or affiliate of DTI or any of their respective directors, officers, employees or agents resulting from (i) a breach of any representation, warranty or covenant of CW contained in or made pursuant to this Agreement, or (ii) the operation of the business of any of the CW Companies at any time through the Effective Time.

            (b) Subject to Section 9.6, DTI agrees to indemnify, defend and hold harmless CW and each of its directors, officers, employees or agents from and against all Damages asserted against or imposed upon or incurred by CW resulting from (i) a breach of any representation, warranty or covenant of DTI or Subsidiary contained in or made pursuant to this Agreement, or

(ii) the ownership of the Surviving Corporation or the operation of the business of the Surviving Corporation at any time from and after the Effective Time.

      9.4 Indemnification for Claims. The obligations and liabilities of the party owing the indemnity under Section 9.3 hereof ("Indemnitor") to the party to whom an indemnity is owed ("Indemnitee") with respect to claims for Damages resulting from the assertion of liability by third parties ("Claims"), shall be subject to the following terms:

            (a) Indemnitee will give Indemnitor prompt notice of any Claim asserted against or imposed upon or incurred by Indemnitee, and the Indemnitor shall undertake the defense thereof by representatives of its own choosing. Failure by Indemnitee to give any such notice shall not affect the obligations of Indemnitor to indemnify hereunder.

            (b) In the event that Indemnitor, within a reasonable time after notice of any such Claim, fails to defend Indemnitee, then Indemnitee will (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right thereof to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

            (c) Anything in this Section 9.4 to the contrary notwithstanding,
(i) if there is a reasonable probability that a Claim may materially and adversely affect Indemnitee, then Indemnitee shall have the right to defend, compromise or settle such Claim, and (ii) Indemnitor shall not, without Indemnitee's prior written consent, settle or compromise any Claim or consent to entry of any judgement which does not include as an unconditional term thereof the release by the claimant or the plaintiff of Indemnitee from all liability in respect of such Claim.

            (d) Any notice to be given to or by CW and the CW Stockholders, whether as Indemnitor or as Indemnitee shall be given to or by CW on behalf of CW and the CW Stockholders.

      9.5 Payment of Damages. Subject to Section 9.6 below, payment of any Damages incurred by an Indemnitee shall be made upon Indemnitee's demand therefor, except payment of any Damages relating to any Claim, shall be made by Indemnitor no later than the time that such Damages are required to be satisfied. Damages may be satisfied by delivery of shares of DTI Common Stock, valued as provided in the Escrow Agreement.

      9.6 Limitations on Indemnification. Neither DTI nor CW shall have any liability pursuant to this Article IX unless the aggregate amount of all Damages incurred or paid by the other party exceeds $200,000 (the "Threshold") and, in such event, (i) the indemnitor shall be required to pay such Damages only to the extent they exceed the Threshold, and (ii) except to the extent that such Damages arise from or are caused by the indemnifying party's making of a false representation with knowledge thereof or in a grossly negligent manner, liability for Damages shall be limited to $500,000, in excess of the Threshold.

      9.7 Remedies Cumulative. The remedies provided herein shall be cumulative and, except as expressly provided in the next sentence hereof, no party shall assert any other rights or seek any other remedies against any other party or their respective successors or assigns with respect to the subject matter hereof. However, nothing in this Article IX shall preclude the right of CW or DTI to bring an action for fraud or limit a party's maximum recovery for a fraud action.

      9.8 Indemnification Under Escrow Agreement. Subject to Section 9.6, but without limiting DTI's other rights and remedies, DTI may assert against the collateral then being held under the Escrow Agreement, a right to indemnity and to be held harmless against any Damages under Section 9.3(a). In no event shall the Damages recoverable from CW exceed the Merger Consideration.

                                   ARTICLE X
                                  TERMINATION

      10.1 DTI or CW Termination. If this Agreement shall be terminated by DTI or CW due to the conditions set forth in Section 8.1 not being satisfied by March 31, 1997, then the parties hereto shall not have any further right, liability or obligation hereunder, provided that the Note shall continue in effect in accordance with its terms.

      10.2 DTI Termination. If this Agreement shall be terminated by DTI due to failure of CW to satisfy the conditions set forth in Section 8.2 by March 31, 1997, then the parties hereto shall not have any further right, liability or obligation hereunder, provided that the Note shall continue in effect in accordance with its terms and may be accelerated as provided therein and, as liquidated damages and not as a penalty, CW shall, within fifteen (15) days of such termination, pay to DTI all costs and expenses incurred by DTI in connection with this Agreement (excluding costs and expenses related to the DTI Public Offering) not to exceed a maximum of $200,000; and if (a) CW has failed to satisfy the conditions contained in Section 8.2(c)(ii) or 8.2(c)(v) due to the intentional acts or omissions of Thomas Nordlinger, Brendan McCarthy, Nathan Isikoff or Christopher Sanger (or any of them) and (b) within twelve (12) months following termination of this Agreement by reason of such failure a "Change of Control" of CW shall occur, then in consideration of the value contributed to CW by DTI as a result of the proposed transaction described herein and for other good and valuable consideration, CW shall, not later than the closing of such Change of Control, pay to DTI the sum of $500,000. For purposes hereof, a "Change of Control" shall mean a merger, consolidation, sale of all or substantially all of CW's assets, or any transaction or series of transactions which result in more than fifty percent (50%) of the outstanding stock of CW being owned by persons who are not, on the date hereof, Stockholders.

      10.3 CW Termination. If this Agreement shall be terminated by CW due to failure of DTI or Subsidiary to satisfy the conditions set forth in Section 8.3 by March 31, 1997, the parties shall not have any further right, liability or obligation hereunder, provided that the Note shall continue in effect in accordance with its terms. Notwithstanding the foregoing however, if the condition described in Section 8.3(c) is not satisfied but the condition in
Section 8.2(d) is satisfied, CW may, at its option, exercisable by notice given to DTI within fifteen (15) days following completion of the DTI Public Offering, waive the condition in Section 8.3(c), in which event the parties shall be obligated to close the transactions described herein in accordance with the terms hereof.

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

      11.1 Commissions and Finder's Fees. Except as provided in Section 11.4, each of the parties represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by CW and DTI, in such manner as not to give rise to any claims against any of the parties hereto for a brokerage commission, finders fee or other like payment. Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a party, such party agrees to indemnify and hold the other party harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising therefrom.

      11.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of DTI Subsidiary and CW with respect to any of the terms contained herein.

      11.3 Waiver of Compliance. Any failure of CW on the one hand, or DTI and Subsidiary, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by DTI or CW, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      11.4 Expenses. Each of the parties hereto will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, except that CW shall not incur more than $175,000 of transactional costs in negotiating and effecting this Agreement and the Merger (including without limitation, investment bankers' fees, legal fees of outside counsel and fees of outside auditors).

      11.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if by hand, by express delivery or facsimile transmission (with copy by mail) or three business days after same is mailed, by certified or registered mail with postage prepaid:

            (a)   If to CW to:

                  The Carey Winston Company
                  6700 Rockledge Drive, 4th Floor
                  Bethesda, MD  20817
                  Fax # (301) 656-0112
                  Attn:  Thomas L. Nordlinger, President and CEO

            with a copy to:

                  Christopher Sanger, Executive Vice President and
                  General Counsel
                  6700 Rockledge Drive, 4th Floor
                  Bethesda, MD  20817
                  Fax # (301) 656-0112

or to such other person or address as CW shall furnish to DTI in writing.

            (b)   If to DTI, to:

                  De Tomaso Industries, Inc.
                  Finprogetti S.p.A.
                  Via Fieno, 8
                  20123 Milano, Italy
                  FAX:   39-272010136
                  ATTN: Howard E. Chase, President

            with a copy to:

                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, New York  10022
                  FAX:   (212) 735-8708
                  ATTN: Stephen I. Budow, Esq.

or to such other person or address as DTI shall furnish to CW in writing.




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

      11.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

      11.7 Governing Law; Etc. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law doctrine, except that matters relating to the validity of corporate action, shall be governed by the laws of the state of incorporation of the relevant corporation. In the event of a breach of this Agreement by CW, on the one hand, or DTI on the other hand, the non-breaching party shall be entitled to recover its costs and expenses (including reasonable legal fees) incurred in enforcing this Agreement.

      11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9 Effectiveness; Binding Effect. This Agreement shall become effective as to each party hereto when and only when this Agreement shall have been executed by all parties hereto.

      11.10 Headings. The headings of the Sections and Articles of this Agreement are included for convenience only and shall not constitute a part hereof.

      11.11 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Confidentiality Agreement between the parties, and all other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the



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

parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representation or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

      11.12 Third Party. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      11.13 Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad due to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law of such jurisdiction as it shall then appear.

      IN WITNESS WHEREOF, each of DTI, Subsidiary and CW have executed this Agreement by its duly authorized officer, all as of the day and year first above written.

                                          DE TOMASO INDUSTRIES, INC.


                                          By:/S/Howard E. Chase
                                             -----------------------------------
                                               Howard E. Chase, President


                                          DTI ACQUISITION CORP.


                                          By:/S/Howard E. Chase
                                             -----------------------------------
                                               Howard E. Chase, President


                                          THE CAREY WINSTON COMPANY


                                          By:/S/Thomas L. Nordlinger
                                             -----------------------------------
                                          Name:    Thomas L. Nordlinger
                                          Title:   President and Chief Executive
                                                   Officer





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